EXHIBIT 99.1

Know Labs, Inc. Announces $300K Registered Direct Offering

SEATTLE,  December 13, 2024--(BUSINESS WIRE)--Know Labs, Inc. (NYSE American: KNW) (the "Company"), a leading developer of non-invasive medical diagnostic technology, today announced the pricing of a registered direct offering with gross proceeds to the company expected to be approximately $300K before deducting placement agent fees and other estimated expenses payable by the Company.

This was a unit offering comprised of one share of stock and one warrant. The purchase price of the unit was $0.24 a share and the warrant is exercisable at $0.24. The warrants will expire on the fifth anniversary of the warrant issuance. The warrants also have a cashless exercise option in certain circumstances.  This was a registered direct offering priced at-the-market under NYSE American rules.

The offer and sale of the units is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276246) (the "Registration Statement") filed with the U.S. Securities and Exchange Commission ("SEC") on December 22, 2023 and declared effective by the SEC on January 11, 2024, as supplemented by a prospectus supplement dated December 13, 2024 and filed with the SEC pursuant to Rule 424(b) (the "Prospectus Supplement") under the Securities Act of 1933, as amended (the "Securities Act"). The offering of the units is being made only by means of the Prospectus Supplement that forms a part of the effective Registration Statement. A final Prospectus Supplement and the accompanying base prospectus relating to the units being offered in the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final Prospectus Supplement and the accompanying base prospectus may also be obtained, when available, from Know Labs, Inc. Attn: Secretary at 619 Western Avenue, Suite 610, Seattle, WA 98104, by phone at (206) 903-1351 or e-mail at pete@knowlabs.co.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Further information can be found in Know Labs, Inc.’s Form 8-K filing with the Securities and Exchange Commission expected on or about Monday, December 16, 2024.

For more information on Know Labs, visit www.knowlabs.co

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile, bench-top or other form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The Company’s technology is applicable to many diverse fields of use. The Company’s first expected application of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Email: ask@knowlabs.co

Ph. (206) 903-1351